 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1998

                                                REGISTRATION NO. 333-55875

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                         ATHERTON CAPITAL INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

            DELAWARE                              6162                            94-3263361
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                         1001 BAYHILL DRIVE, SUITE 155
                              SAN BRUNO, CA 94066
                                (650) 827-7800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                DAVID L. ELDER
                            CHIEF EXECUTIVE OFFICER
                         ATHERTON CAPITAL INCORPORATED
                         1001 BAYHILL DRIVE, SUITE 155
                              SAN BRUNO, CA 94066
                                (650) 827-7800
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

               ALAN K. AUSTIN, ESQ.                               MARK R. LEVIE, ESQ.
                BRIAN C. ERB, ESQ.                               LAWRENCE T. KANE, ESQ.
         WILSON SONSINI GOODRICH & ROSATI                  ORRICK, HERRINGTON & SUTCLIFFE LLP
             PROFESSIONAL CORPORATION                      OLD FEDERAL RESERVE BANK BUILDING
                650 PAGE MILL ROAD                                 400 SANSOME STREET
             PALO ALTO, CA 94304-1050                         SAN FRANCISCO, CA 94111-3143
                  (650) 493-9300                                     (415) 392-1122

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

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
                                       PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES    AGGREGATE OFFERING         AMOUNT OF
          TO BE REGISTERED                 PRICE (1)        REGISTRATION FEE (2)
--------------------------------------------------------------------------------
Common Stock, $0.001 par value.....      $60,000,000              $17,700

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(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).

(2) The Company paid the $17,700 registration fee in connection with the initial filing.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the NASD filing fee.

                                                                        AMOUNT
                                                                      TO BE PAID
                                                                      ----------
   Securities and Exchange Commission registration fee...............  $17,700
   NASD filing fee...................................................    6,500
   Nasdaq National Market listing fee................................        *
   Printing and engraving expenses...................................        *
   Legal fees and expenses...........................................        *
   Accounting fees and expenses......................................        *
   Blue Sky fees and expenses........................................        *
   Transfer agent fees...............................................        *
   Miscellaneous.....................................................        *
                                                                       -------
     Total...........................................................  $     *
                                                                       =======

--------
* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.1 of the Registrants Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

  Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrants Certificate of Incorporation provides for such limitation of liability.

  The Registrant has obtained directors and officers, insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

  Reference is also made to the Underwriting Agreement to be filed as Exhibit
1.1 to the Registration Statement for information concerning the Underwriter's obligation to indemnify the Registrant and its officers and directors in certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In January 1997, in connection with the formation of the Registrant, the Registrant issued an aggregate of 20,000,000 shares of Common Stock to The Atherton Group Incorporated, David L. Elder, Arthur P. Brazy, Jr. and Franchise Finance Corp. in exchange for their respective partnership interests in Atherton Capital Partners, L.P., the predecessor of the Registrant. The shares of Common Stock were issued in a private placement in reliance on
Section 4(2) of the Securities Act. In March 1997, the Registrant issued 3,231,000 shares of Common Stock to Franchise Finance Corp. at a purchase price of $0.92 per share. The shares of Common Stock were issued in a private placement in reliance on Section 4(2) of the Securities Act. In October 1997, the Registrant issued options to purchase 1,614,987 shares of Common Stock to 11 current employees of the Company at an exercise price of $1.43 per share. The options were issued in a private placement in reliance on Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  1.1*     Form of Underwriting Agreement
  3.1(a)++ Certificate of Incorporation of the Registrant, as amended.
  3.1(b)++ Form of Amended and Restated Certificate of Incorporation of the
           Registrant.
  3.2(a)++ Bylaws of the Registrant.
  3.2(b)++ Form of Amended and Restated Bylaws of the Registrant.
  4.1*     Form of Registrant's Common Stock certificate.
  4.2      Stockholders' Agreement dated March 11, 1997 by and among David L.
           Elder, Arthur P. Brazy, Jr., The Atherton Group Incorporated,
           Franchise Finance Corp. and the Registrant.
  5.1*     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation, regarding the legality of the securities being issued.
 10.1*     Form of 1997 Stock Plan and related agreements.
 10.2*     Form of 1998 Employee Stock Purchase Plan.
 10.3(a)   Warehouse Credit Agreement dated January 8, 1997 between Atherton
           Capital Partners, L.P. and Franchise Finance Corp.
 10.3(b)   First Amendment to the Warehouse Credit Agreement dated November 14,
           1997 between Franchise Finance Corp. and the Registrant.
 10.3(c)   Second Amendment to the Warehouse Credit Agreement dated April 1998 between Franchise Finance Corp. and the Registrant.
 10.4      Subordinated Debt Credit Agreement dated January 8, 1997 between
           Atherton Capital Partners, L.P. and Franchise Finance Corp.
 10.5+     Pooling and Servicing Agreement dated as of January 26, 1996 between
           Bankers Trust Company, Atherton Capital Partners, L.P. and Marine
           Midland Bank.
 10.6+     Servicing and Custodial Agreement dated as of January 8, 1997 between Atherton Capital Partners, L.P., Bankers Trust Company and
           Franchise Finance Corp.
 10.7      Loan Sale and Purchase Agreement dated as of March 14, 1997 between the Registrant and Orinda Management Company.
 10.8      Loan Sale and Purchase Agreement dated as of March 14, 1997 between
           Orinda Management Company and Atherton Franchisee Loan Funding 1997-
           A LLC.
 10.9+     Servicing and Custodial Agreement dated March 14, 1997 among
           Atherton Franchisee Loan Funding 1997-A LLC, Bankers Trust Company,
           First Bank National Association and the Registrant.
 10.10+    Master Custodial Agreement dated March 14, 1997 between Bankers
           Trust Company and Orinda Management Company.
 10.11+    Indenture of Trust dated as of August 1, 1998 between Atherton
           Franchisee Loan Funding 1998-A LLC and Bankers Trust Company.

10.12+     Certificate Purchase Agreement dated as of August 1, 1998 between Atherton
           Intermediate Funding
           1998-A Inc. and Atherton Franchisee Loan Funding 1998-A LLC.
11.1*      Statement of computation of net income per share.
21.1       Subsidiaries of the Registrant.
23.1*      Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23.2       Consent of KPMG Peat Marwick LLP, independent auditors.
24.1++     Power of Attorney.
27.1++     Financial Data Schedule.

--------

 * To be supplied by amendment.

 + The Company has requested confidential treatment from the Commission for portions of this document.

++ Previously filed with the Commission on June 3, 1998 as an exhibit to the Company's Registration Statement on Form S-1.

  (b) Financial Statement Schedules

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  (a) The undersigned hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN BRUNO, STATE OF CALIFORNIA, ON THIS 21ST DAY OF AUGUST, 1998.

                                          Atherton Capital Incorporated

                                               /s/ Arthur P. Brazy, Jr.
                                          By___________________________________

                                                 ARTHUR P. BRAZY, JR.

                                                      PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                          TITLE                    DATE
             ----------                          -----                    ----

           David L. Elder*           Chief Executive Oficer and     August 21, 1998
____________________________________ Director (Principal
           DAVID L. ELDER            Executive Officer)

     /s/ Arthur P. Brazy, Jr.        President and Director         August 21, 1998
____________________________________
        ARTHUR P. BRAZY, JR.

          Mark H. McGourty*          Senior Vice President and      August 21, 1998
____________________________________ Chief Financial Oficer
          MARK H. MCGOURTY           (Principal Financial and
                                     Accounting Officer

        Jeffrey R. Thompson*         Director                       August 21, 1998
____________________________________
        JEFFREY R. THOMPSON

        Richard A. Doppelt*          Director                       August 21, 1998
____________________________________
         RICHARD A. DOPPELT


*By: /s/ Arthur P. Brazy*
  ---------------------------

     ARTHUR P. BRAZY

     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                         DESCRIPTION                           NUMBER
  -------                        -----------                         ----------
  1.1*     Form of Underwriting Agreement
  3.1(a)++ Certificate of Incorporation of the Registrant, as
           amended.
  3.1(b)++ Form of Amended and Restated Certificate of
           Incorporation of the Registrant.
  3.2(a)++ Bylaws of the Registrant.
  3.2(b)++ Form of Amended and Restated Bylaws of the Registrant.
  4.1*     Form of Registrant's Common Stock certificate.
  4.2      Stockholders' Agreement dated March 11, 1997 by and
           among David L. Elder, Arthur P. Brazy, Jr., The
           Atherton Group Incorporated, Franchise Finance Corp.
           and the Registrant.
  5.1*     Opinion of Wilson Sonsini Goodrich & Rosati,
           Professional Corporation, regarding the legality of the
           securities being issued.
 10.1*     Form of 1997 Stock Plan and related agreements.
 10.2*     Form of 1998 Employee Stock Purchase Plan.
 10.3(a)   Warehouse Credit Agreement dated January 8, 1997
           between Atherton Capital Partners, L.P. and Franchise
           Finance Corp.
 10.3(b)   First Amendment to the Warehouse Credit Agreement dated
           November 14, 1997 between Franchise Finance Corp. and
           the Registrant.
 10.3(c)   Second Amendment to the Warehouse Credit Agreement
           dated April 1998 between Franchise Finance Corp. and
           the Registrant.
 10.4      Subordinated Debt Credit Agreement dated January 8,
           1997 between Atherton Capital Partners, L.P. and
           Franchise Finance Corp.
 10.5+     Pooling and Servicing Agreement dated as of January 26,
           1996 between Bankers Trust Company, Atherton Capital
           Partners, L.P. and Marine Midland Bank.
 10.6+     Servicing and Custodial Agreement dated as of January
           8, 1997 between Atherton Capital Partners, L.P.,
           Bankers Trust Company and Franchise Finance Corp.
 10.7      Loan Sale and Purchase Agreement dated as of March 14,
           1997 between the Registrant and Orinda Management
           Company.
 10.8      Loan Sale and Purchase Agreement dated as of March 14,
           1997 between Orinda Management Company and Atherton
           Franchisee Loan Funding 1997-A LLC.
 10.9+     Servicing and Custodial Agreement dated March 14, 1997
           among Atherton Franchisee Loan Funding 1997-A LLC,
           Bankers Trust Company, First Bank National Association
           and the Registrant.
 10.10+    Master Custodial Agreement dated March 14, 1997 between
           Bankers Trust Company and Orinda Management Company.
 10.11+    Indenture of Trust dated as of August 1, 1998 between
           Atherton Franchisee Loan Funding 1998-A LLC and Bankers
           Trust Company.
 10.12+    Certificate Purchase Agreement dated as of August 1,
           1998 between Atherton Intermediate Funding 1998-A Inc.
           and Atherton Franchisee Loan Funding 1998-A LLC.
 11.1*     Statement of computation of net income per share.
 21.1      Subsidiaries of the Registrant.
 23.1*     Consent of Wilson Sonsini Goodrich & Rosati,
           Professional Corporation (included in Exhibit 5.1).
 23.2      Consent of KPMG Peat Marwick LLP, independent auditors.
 24.1++    Power of Attorney.
 27.1++    Financial Data Schedule.

--------

 * To be supplied by amendment.

 + The Company has requested confidential treatment from the Commission for portions of this document.

++ Previously filed with the Commission on June 3, 1998 as an exhibit to the Company's Registration Statement on Form S-1.